UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On May 30, 2007, Viacom Inc. (“Viacom” or the “Company”) announced that its Board of Directors had approved a new stock purchase program under which Viacom is authorized to acquire from time to time up to $4 billion of its Class A and Class B common stock. The program will commence following the completion of Viacom’s existing $3.0 billion stock purchase program.

The Board of Directors also approved the continuing participation in the stock purchase program on a pro-rata basis by NAIRI, a closely held corporation controlled by Sumner Redstone, on substantially the same terms on which it participates in Viacom’s current stock purchase program. The agreement with NAIRI is designed to prevent the buyback from increasing NAIRI’s economic interest in Viacom.

A copy of the related press release is filed herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is filed as part of this Report on Form 8-K:
Exhibit No.	Description of Exhibit
99	Press release dated May 30, 2007 announcing Board approval of a new $4.0 billion stock purchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: May 31, 2007

Exhibit Index

Exhibit No.	Description of Exhibit
99	Press release dated May 30, 2007 announcing Board approval of a new $4.0 billion stock purchase program.

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